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                                                                 EXHIBIT (N)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 (the "Registration Statement") of our report dated April 26, 2013, relating to the financial statements of Separate Account USL B, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 27, 2013, relating to the financial statements of The United States Life Insurance Company in the City of New York, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 26, 2013, relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa., which appears in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 21, 2013, relating to the consolidated financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 27, 2013

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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-6 of our report dated 24 February 2012 relating to the consolidated financial statements of AIA Group Limited which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended 31 December 2012. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers
Hong Kong
26 April 2013